Class A Shares (RCIAX)

Class C Shares (RCICX)

Class I Shares (RCIIX)

Class L Shares (RCILX)

Class W Shares (RCIWX)

March 24, 2021

Supplement to the Class A, Class C, Class I, Class L and Class W Prospectuses (the “Prospectuses”), each dated December 16, 2020 and the Statement of Additional Information (“SAI”), dated December 16, 2020, as amended on January 8, 2021

Effective March 24, 2021, U.S. Bank N.A., with its principal place of business at 425 Walnut Street, Cincinnati, Ohio 45202, will replace MUFG Union Bank, N.A. as the custodian for Alternative Credit Income Fund (the “Fund”). Accordingly, all references to MUFG Union Bank, N.A. in the Prospectuses and SAI are removed and replaced with U.S. Bank, N.A. All disclosures to the contrary in the Prospectuses and SAI should be disregarded.

This Supplement, the Prospectuses, each dated December 16, 2020, and the SAI, dated December 16, 2020, as amended on January 8, 2021, provide relevant information for all shareholders and should be retained for future reference. The Prospectuses and SAI have been filed with the Securities and Exchange Commission, and are incorporated by reference, and can be obtained without charge by calling toll-free 1-833-404-4103 or by visiting the Fund’s website at www.altcif.com.